                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       DATE OF REPORT: APRIL 14, 1998
                       (Date of earliest event reported)



                         U.S. XPRESS ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)


   NEVADA                          0-24806                      62-1378182
  (State of                  (Commission File No.)             (IRS Employer
incorporation)                                               Identification No.)


            2931 SOUTH MARKET STREET, CHATTANOOGA, TENNESSEE 37410 (Address of principal executive offices, including zip code)



                                (423) 697-7377
             (Registrant's telephone number, including area code)

          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------    ------------------------------------

          On January 29, 1998, U.S. Xpress Enterprises, Inc. (the "Company") completed the acquisition of privately-held Victory Express, Inc. for $51 million in cash and the assumption of approximately $2 million in debt. The acquired company will be operated by existing management as the Victory division of the Company's U.S. Xpress, Inc. subsidiary. Victory Express, Inc. is a truckload carrier based in Ohio with annual revenue of approximately $65 million. The acquisition was financed with proceeds from a recently consummated $200 million long-term unsecured line of credit facility arranged through a syndicate of banks.

          The Company operates through two subsidiaries: U.S. Xpress, Inc. and CSI/Crown, Inc., U.S. Xpress, Inc. is a national truckload carrier that operates over 3,500 tractors providing time-definite and expedited services in the United States, Canada and Mexico; regional truckload services in the Midwest, Southeast and Western United States; and logistics services that specialize in serving the air-freight industry. CSI/Crown, Inc. provides logistics services to the floorcovering industry, including national and local distribution, freight consolidation and warehousing services.

          The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the Credit Agreement filed with the 8-K dated February 13, 1998 as Exhibits 10.1 and 10.2.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ------    ---------------------------------

          (a)  Financial Statements of Business Acquired:

          Report of Independent Auditors

          Balance Sheets as of December 31, 1997 and 1996

          Statements of Income for the years ended December 31, 1997 and 1996

          Statements of Retained Earnings for the years ended
           December 31, 1997 and 1996

          Statements of Cash Flows for the years ended December 31, 1997 and 1996

          Notes to Financial Statements

          (b)  Pro Forma Financial Information:

          Pro Forma Condensed Balance Sheet as of December 31, 1997

          Pro Forma Statement of Income for the year ended December 31, 1997

          Notes to Pro Forma Financial Statements

          (c)  Exhibits:

Exhibit No.                   Description
----------                    -----------

   10.1* Stock Purchase Agreement dated as of December 24, 1997 by and between U.S. Xpress Enterprises, Inc. and Richard H. Schaffer, Richard H. Schaffer Irrevocable Trust dated December 24, 1991 and Richard H. Schaffer Irrevocable Non-Withdrawal Trust dated December 24, 1991.


   10.2* Credit Agreement dated as of January 15, 1998 among U.S. Xpress Enterprises, Inc., Wachovia Bank, N.A., NationsBank, N.A., BankBoston, N.A., SunTrust Bank, Chattanooga, N.A. and the banks listed therein.

*  Filed with 8-K dated February 13, 1998

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    U.S. XPRESS ENTERPRISES, INC.
                                            (Registrant)


                                    By:    /s/ Ray M. Harlin
                                       ----------------------------
                                    Name:   Ray M. Harlin, Executive
                                               Vice President, Chief
                                               Financial Officer

Date: April 14, 1998

       [HAMMERMAN, GRAF, HUGHES & COMPANY, INC. LETTERHEAD APPEARS HERE]

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Victory Express, Inc.

        We have audited the accompanying balance sheets of Victory Express, Inc. as of December 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Victory Express, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ Hammerman, Graf, Hughes & Co.
                                        -------------------------------------


Dayton, Ohio
February 12, 1998

                             VICTORY EXPRESS, INC.

                                BALANCE SHEETS

                          December 31, 1997 and 1996


                                            1997                  1996
                                        -----------           -----------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents            $ 1,448,137           $ 1,733,639
   Trade accounts receivable              8,770,942             7,874,964
   Other receivables                        128,584               547,410
   Inventory                                559,823               448,007
   Prepaid expenses                         158,279               161,454
                                        -----------           -----------
     Total current assets               $11,065,765           $10,765,474
                                        -----------           -----------

PROPERTY AND EQUIPMENT
   Leased building                      $ 2,400,000           $ 2,400,000
   Improvements to leasehold property     2,427,803             2,427,803
   Revenue equipment                     53,908,736            55,320,364
   Furniture and fixtures                 1,400,703             1,440,412
   Equipment and other                      816,696               847,474
                                        -----------           -----------

                                        $60,953,938           $62,436,053

    Less accumulated depreciation and
     amortization                        29,338,919            26,386,302
                                        -----------           -----------

                                        $31,615,019           $36,049,751
                                        -----------           -----------



OTHER ASSETS                            $   189,269           $   234,512
                                        -----------           -----------

                                        $42,870,053           $47,049,737
                                        ===========           ===========


See Independent Auditor's Report.

   The accompanying notes are an integral part of the financial statements.

                                            1997         1996
                                        -----------   -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                       $ 4,239,806   $ 1,751,030
 Accrued expenses and taxes               3,894,531     3,238,887
 Current portion of long-term debt
  (Note 3)                                1,442,546     3,895,523
 Current portion of capital lease
  (Note 4)                                   52,317        41,203
                                        -----------   -----------
    Total current liabilities           $ 9,629,200   $ 8,926,643
                                        -----------   -----------

CAPITAL LEASE OBLIGATION (Note 4)       $ 1,878,813   $ 1,920,016
 Less current portion                       (52,317)      (41,203)
                                        -----------   -----------
                                        $ 1,826,496   $ 1,878,813
                                        -----------   -----------
LONG-TERM DEBT
 Mortgage payable (Note 3)              $        -    $ 1,033,445
 Installment loans payable (Note 3)       1,442,546    10,243,402
 Less current portion                    (1,442,546)   (3,895,523)
                                        -----------   -----------
                                        $        -    $ 7,381,324
                                        -----------   -----------

OTHER LIABILITIES                       $ 1,582,500   $ 1,216,000
                                        -----------   -----------

DEFERRED INCOME TAX (Note 7)            $ 5,107,694   $ 5,319,094
                                        -----------   -----------
                                        $18,145,890   $24,721,874
                                        -----------   -----------
SHAREHOLDERS' EQUITY
 Common stock, $200 stated value;
  150 shares issued; 134.5 shares
  outstanding                           $    30,000   $    30,000
 Retained earnings                       25,094,163    22,697,863
 Less treasury stock, 15.5 shares,
  at cost                                  (400,000)     (400,000)
                                        -----------   -----------
                                        $24,724,163   $22,327,863
                                        -----------   -----------
                                        $42,870,053   $47,049,737
                                        ===========   ===========

                             VICTORY EXPRESS, INC.

                             STATEMENTS OF INCOME

                    Years Ended December 31, 1997 and 1996

                                               1997               1996
                                           ------------       ------------
Operating revenues                         $ 65,251,150       $ 65,033,904
                                           ------------       ------------

Operating expenses
  Salaries, wages, and employee
   benefits (Note 5)                       $ 28,015,328       $ 28,313,070

  Operating and general supplies
   and expenses                              15,553,705         15,775,212
  Depreciation and amortization               8,643,333          9,692,112
  Operating taxes and licenses                5,402,979          5,811,152
  Insurance and claims                        2,467,470          1,907,056
  Communications and utilities
   (Note 6)                                     887,612            875,381
  Other                                         193,600            172,684
                                           ------------       ------------

Total operating expenses                   $ 61,164,027       $ 62,546,667
                                           ------------       ------------
Operating income                           $  4,087,123       $  2,487,237

Other income (expense)
  Gain on sale of property and
   equipment                                  1,051,247          1,758,613
  Interest expense                             (853,168)        (1,558,902)
  Interest income                                65,971             41,962
  Miscellaneous income                            6,407                928
                                           ------------       ------------

Income before income taxes                 $  4,357,580       $  2,729,838

Income tax provision (Note 7)                (1,853,680)        (1,142,087)
                                           ------------       ------------

Net income                                 $  2,503,900       $  1,587,751
                                           ============       ============

See Independent Auditor's Report.


   The accompanying notes are an integral part of the financial statements.

                             VICTORY EXPRESS, INC.

                        STATEMENTS OF RETAINED EARNINGS

                    Years Ended December 31, 1997 and 1996

                                            1997             1996
                                        ------------     ------------
Balance at beginning of year            $ 22,697,863     $ 21,190,812

Net income                                 2,503,900        1,587,751
                                        ------------     ------------
                                        $ 25,201,763     $ 22,778,563

Dividends paid                              (107,600)         (80,700)
                                        ------------     ------------
Balance at end of year                  $ 25,094,163     $ 22,697,863
                                        ============     ============


See Independent Auditor's Report.



   The accompanying notes are an integral part of the financial statements.

                             VICTORY EXPRESS, INC.

                           STATEMENTS OF CASH FLOWS

                    Years Ended December 31, 1997 and 1996

                                             1997              1996
                                         ------------     ------------
OPERATING ACTIVITIES
Net income                               $  2,503,900     $  1,587,751
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization            8,711,488        9,878,088
   (Decrease) in deferred income tax         (211,400)        (699,545)
   Gain on sale of property and
    equipment                              (1,051,247)      (1,758,613)
 Changes in operating assets
  and liabilities:
   (Increase) in trade accounts
   receivable                                (895,978)      (1,696,680)
   Decrease in other receivables              418,826            4,767
   (Increase) decrease in inventory          (111,816)         222,741
   Decrease in prepaid expenses
    and taxes                                   3,175           67,462
   Decrease (increase) in other
    assets                                     45,243          (30,996)
   Increase in accounts payable,
    accrued expenses, and
    other liabilities                       3,510,920        1,710,893
                                         ------------     ------------
     NET CASH PROVIDED BY
      OPERATING ACTIVITIES               $ 12,923,111     $  9,285,868
                                         ============     ============


See Independent Auditor's Report.


    The accompanying notes are an integral part of the financial statements.

                                            1997               1996
                                         -----------       ------------
INVESTING ACTIVITIES
Purchase of property and equipment       $(6,429,229)      $(13,229,471)
Proceeds from sale of property and
  equipment                                3,203,721          5,990,249
                                         -----------       ------------

    NET CASH USED IN INVESTING
     ACTIVITIES                          $(3,225,508)      $ (7,239,222)
                                         -----------       ------------
FINANCING ACTIVITIES
Proceeds from short-term borrowings      $        -        $ 11,501,593
Proceeds from long-term debt                      -          12,777,305
Principal payments on short-term debt             -         (11,501,593)
Principal payments on long-term debt      (9,834,302)       (13,923,920)
Principal payments on capital lease          (41,203)           (32,446)
Dividends paid                              (107,600)           (80,700)
                                         -----------       ------------

    NET CASH USED IN FINANCING
     ACTIVITIES                          $(9,983,105)      $ (1,259,761)
                                         -----------       ------------
(Decrease) increase in cash and
  cash equivalents                       $  (285,502)      $   (786,885)

Cash and cash equivalents at
  beginning of year                        1,733,639            946,754
                                         -----------       ------------

Cash and cash equivalents at
  end of year                            $ 1,448,137       $  1,733,639
                                         ===========       ============

                NOTES TO FINANCIAL STATEMENTS

Note 1          Summary of Significant Accounting Policies

                The following accounting principles and practices of the Company are set forth to facilitate the understanding of the data presented in the financial statements.

                Business Activity
                -----------------

                The Company is a truckload carrier with operations throughout the United States.

                Revenue Recognition
                -------------------

                Operating revenues and related expenses are recognized on the shipping date.

                Cash and Cash Equivalents
                -------------------------

                For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                Trade Accounts Receivable
                -------------------------

                The Company considers accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts is considered necessary at year-end. If amounts become uncollectible, they will be charged to operations when that determination is made. Bad debt expense was $8,687 and $4,949 during 1997 and 1996, respectively. Concentrations of credit risk on accounts receivable are limited due to the large number of customers and their dispersion across different industries and geographic locations.

                Inventory
                ---------

                Inventory consists of replacement parts, tires, fuel, and supplies and is stated on the balance sheets at cost. The cost of tires on newly acquired revenue equipment is expensed when the equipment is placed in service. Replacement tires withdrawn from inventory are expensed at the time of withdrawal.

Note 1          Summary of Significant Accounting Policies (Continued)

                Property and Equipment
                ----------------------

                Property and equipment are carried at cost and are depreciated over their estimated useful lives using the straight-line method for book purposes as required by ICC regulations, and straight-line, double-declining-balance, and accelerated methods for tax purposes. Amortization of the capital lease expense is included in depreciation.

                Expenditures for repairs and maintenance are expensed as incurred and expenditures for major renovations are capitalized. Gains and losses on disposal of equipment are recognized in the period of disposition.

                Use of Estimates
                ----------------

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 2          Note Payable

                The Company has available a $2,500,000 unsecured line of credit through National City Bank. The line calls for interest at the LIBOR rate plus 1.25 percent. No amounts had been drawn on the line at December 31, 1997 or 1996. In addition, at December 31, 1997, the Company has $1,635,000 issued under standby letters of credit at National City Bank.

Note 3          Long-Term Debt

                The Company has a multiple draw term loan at National City Bank secured by revenue equipment. This loan bears interest at a fluctuating rate based on the Base Commercial Rate less 1/4 percent or the Libor rate, if so elected by the Company under the loan provisions. The interest rate in effect at December 31, 1997 was 7.06875%. Principal payments of $316,738 are due monthly. The loan matures on September 1, 1999.

Note 3          Long-Term Debt (Continued)

                Payment obligations on the long-term debt are as follows:

                 Year Ending
                 December 31                      Obligation
                -------------                    ------------
                    1998                         $ 1,442,546


Note 4          Capital Lease

                The Company has a lease that expires December 31, 2007, with its majority shareholder for the Company headquarters. At the inception of the lease, the minimum rental payments were $36,000 per month. The lease was renegotiated in 1996, with future monthly rental payments of $41,683 until the end of the lease. During 1997 and 1996, the lease payments amounted to $500,196.

                The following is a schedule by year of future minimum rental payments required under the lease:

                                                        Minimum
                                                         Rental
                    Year Ending                       Requirement
                ----------------------------------------------------------
                       1998                             $   500,196
                       1999                                 500,196
                       2000                                 500,196
                       2001                                 500,196
                       2002                                 500,196
                       2003 and thereafter                2,459,297
                                                        -----------
                Total minimum lease payments            $ 4,960,277

                Less amounts representing interest        3,081,464
                                                        -----------
                Total obligation                        $ 1,878,813

                Less current portion                         52,317
                                                        -----------

                Long-term capital lease obligation      $ 1,826,496
                                                        ===========

                As of December 31, 1997, the total cost and accumulated amortization of the building under the capital lease were $2,400,000 and $769,278, respectively ($2,400,000 and $693,088 at December 31, 1996). Interest expense related to the capital lease for 1997 and 1996 was $458,993 and $467,750, respectively.

Note 5          Employees' Retirement Plan

                Employees of the Company who meet certain eligibility requirements participate in a qualified profit sharing plan. Contributions to the plan are determined by the Board of Directors and for 1997 and 1996 amounted to $400,000 for each year. All plan administration expenses including legal, accounting, and investment management fees are paid by the Company.

Note 6          Communications Expense

                Communications expense includes depreciation of communications equipment in the amount of $68,155 and $185,976 for 1997 and 1996, respectively.

Note 7          Income Taxes

                Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax position at December 31, 1997 are as follows:

                Items resulting in deferred tax
                 liabilities:
                 Tax depreciation in excess of
                  book depreciation                     $  6,603,815
                Items resulting in deferred tax
                 benefits:
                 Book insurance claims payable in
                  excess of tax insurance claims
                  payable                                 (1,288,368)
                 Book capital lease in excess of
                  tax operating lease deductions
                  for facility                              (138,858)
                 Book accrued vacation in excess
                  of tax vacation payable                    (68,895)
                                                        ------------
                                                        $  5,107,694
                                                        ============

Note 7          Income Taxes (Continued)

                The provision for federal and state income taxes is as follows:

                                            1997            1996
                                        -----------     -----------
                  Currently payable:
                   Federal              $ 1,689,239     $ 1,541,751
                   State                    375,841         299,881
                                        -----------     -----------
                                        $ 2,065,080     $ 1,841,632
                                        -----------     -----------
                  Deferred:
                   Federal              $  (332,456)    $  (632,623)
                   State                    121,056         (66,922)
                                        -----------     -----------

                                        $  (211,400)    $  (699,545)
                                        -----------     -----------

                                        $ 1,853,680     $ 1,142,087
                                        ===========     ===========

                Deferred state taxes increased due to the increase in state tax rates applied to the cumulative deferred tax components.

Note 8          Contingencies

                The Company is a defendant in lawsuits which have arisen in the normal course of operations. In the opinion of management, adequate provisions have been recorded in accrued expenses in the financial statements for all such risks.

Note 9          Supplementary Disclosures of Cash Flow Information

                Cash paid during the year for:

                                                 1997              1996
                                             ------------      ------------
                Interest                     $    853,168      $  1,558,902
                Income taxes                    1,831,986         1,468,741


Note 10         Concentration of Risk

                The Company maintains a checking account balance in excess of the federally insured deposit limitation at all times.


Note 11         Subsequent Events

                In January, 1998 one hundred percent of the Company's stock was acquired by U.S. Xpress Enterprises, Inc.

                        PRO FORMA FINANCIAL INFORMATION

In January 1998, US Xpress Enterprises ("US Xpress") acquired all of the outstanding capital stock of Victory Express for $51 million and the assumption of liabilities and other acquisition related costs.

The following Pro Forma Financial Information is based on the historical financial statements of US Xpress and adjusted to give effect to the acquisition. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997, give effect to the acquisition as if it had occurred on January 1, 1997. The Pro Forma Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on December 31, 1997. In opinion of management, the historical consolidated financial statements of US Xpress and Victory Express reflect all adjustments, which are of a normal recurring nature, to present fairly US Xpress and Victory Express's financial position and results of operations as of and for the twelve months ended December 31, 1997. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The acquisition was accounted for using the purchase method of accounting. The total purchase price for the acquisition has been allocated to tangible and identifiable intangible assets and liabilities based upon management's preliminary estimates of their fair value with the excess of purchase price over fair value of assets acquired allocated to goodwill. The allocation of the purchase price for the acquisition is subject to revision when additional information concerning asset and liability valuations is obtained. In management's opinion, the asset and liability valuations for the acquisition will not be materially different from the pro forma information presented. For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had the acquisition been consummated on the assumed effective date of the Acquisition. The pro forma expenses include the recurring cost which are directly attributable to the acquisition, such as interest expense, depreciation expense and amortization of goodwill.

The Pro Forma Financial Information does not purport to represent what US Xpress's results of operations or financial position would actually have been had the acquisition in fact occurred on January 1, 1997 or to project the Company's results of operations or financial position for or at any future period or date.

                                                   U.S. XPRESS ENTERPRISES, INC.
                                          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         DECEMBER 31, 1997
                                                          (IN THOUSANDS)
                                                                               PRO FORMA
                                                                               ADJUSTING
                                                  US XPRESS      VICTORY (A)    ENTRIES          PROFORMA
                    ASSETS                       -----------    ---------     ------------    -------------
-------------------------------------------
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                       $   2,734     $    715                         $   3,449
  CUSTOMER RECEIVABLES, NET OF ALLOWANCE             58,496        8,029                            66,525
  OTHER RECEIVABLES                                   9,085           91                             9,176
  NOTES RECEIVABLES
  PREPAID INSURANCE AND LICENSES                      1,488          133                             1,621
  OPERATING AND INSTALLATION SUPPLIES                 4,213          508                             4,721
  DEFERRED INCOME TAXES                               3,092                                          3,092
  OTHER CURRENT ASSETS                                  508                                            508
                                                  ---------                                      ---------
      TOTAL CURRENT ASSETS                           79,616        9,476                            89,092
                                                  ---------     --------                         ---------

PROPERTY AND EQUIPMENT, NET                         136,055       30,847              2,312 (D)    169,214
                                                  ---------     --------                         ---------
OTHER ASSETS:
  GOODWILL, NET                                      12,593                          25,343 (E)     37,936
  OTHER                                               5,513          120                             5,633
                                                  ---------     --------                         ---------
      TOTAL OTHER ASSETS                             18,106          120                            43,569
                                                  ---------     --------            -------      ---------
TOTAL ASSETS                                      $ 233,777     $ 40,443             27,655      $ 301,875
                                                  =========     ========            =======      =========

   LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------
CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                                $   8,634     $  2,125                            10,759
  ACCRUED WAGES AND BENEFITS                          4,325          929                             5,254
  CLAIMS AND INSURANCE ACCRUALS                       5,750        2,842                750 (B)      9,342
  OTHER ACCRUED LIABILITIES                           5,200        1,419                             6,619
  CURRENT MATURITIES OF LONG-TERM DEBT               10,894                                         10,894
                                                  ---------     --------            -------      ---------
      TOTAL CURRENT LIABILITIES                      34,803        7,315                            42,868
                                                  ---------     --------            -------      ---------

LONG-TERM DEBT, NET OF CURRENT MATURITIES            52,120        3,000             51,300 (C)    106,420
                                                  ---------     --------                         ---------

DEFERRED INCOME TAXES                                17,352        5,108                625 (F)     23,085
                                                  ---------     --------                         ---------

OTHER LONG-TERM LIABILITIES                           1,009                                          1,009
                                                  ---------                                      ---------
STOCKHOLDERS' EQUITY:
  COMMON STOCK                                          150           30                (30)(G)        150
  ADDITIONAL PAID-IN CAPITAL                         85,942                                         85,942
  RETAINED EARNINGS                                  42,634       25,390            (25,390)(G)     42,634
  TREASURY STOCK                                                    (400)               400 (G)
  NOTES RECEIVABLE FROM STOCKHOLDERS                   (233)                                          (233)
                                                  ---------     --------            -------      ---------
      TOTAL STOCKHOLDERS' EQUITY                    128,493       25,020            (25,020)       128,493
                                                  ---------     --------            -------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 233,777     $ 40,443             27,655      $ 301,875
                                                  =========     ========            =======      =========

          (SEE ACCOMPANYING NOTES TO PROFORMA FINANCIAL INFORMATION)

                        U.S. XPRESS ENTERPRISES, INC.
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              ADJUSTMENTS
                                                                                FOR THE
                                                 US XPRESS      VICTORY (A)   ACQUISITION      PRO FORMA
                                                -----------    ---------     -------------   -------------
OPERATING REVENUE                               $   433,835    $  65,251                       $ 499,086
                                                -----------    ---------     ------------      ---------

OPERATING EXPENSES:
  SALARIES, WAGES AND BENEFITS                      177,055       28,015          (588)  (D)     204,482
  FUEL AND FUEL TAXES                                68,740        9,482                          78,222
  VEHICLE RENTS                                      28,031        3,060                          31,091
  DEPRECIATION & AMORTIZATION, NET OF GAIN           11,584        7,592           725   (B)      19,901
   ON SALE
  PURCHASED TRANSPORTATION                           34,351                                       34,351
  OPERATING EXPENSE & SUPPLIES                       27,872        4,633                          32,505
  INSURANCE PREMIUMS & CLAIMS                        14,395        2,467                          16,862
  OPERATING TAXES & LICENSES                          6,734        1,324                           8,058
  COMMUNICATIONS & UTILITIES                          7,192          888                           8,080
  GENERAL & OTHER OPERATING                          26,772        2,652                          29,424
                                                -----------    ---------     ---------         ---------
   TOTAL OPERATING EXPENSES                         402,726       60,113           137           462,976
                                                -----------    ---------     ---------         ---------
INCOME FROM OPERATIONS                               31,109        5,138           137            36,110
OTHER INCOME AND (EXPENSES):
  INTEREST EXPENSE                                   (5,552)        (787)       (3,640)  (C)      (9,979)
  OTHER INCOME (EXPENSE)                                 35            6                              41
                                                -----------    ---------     ---------         ---------
                                                     (5,517)        (781)       (3,640)           (9,938)
INCOME BEFORE INCOME TAX PROVISION                   25,592        4,357        (3,503)           26,172
INCOME TAX PROVISION                                 10,230        1,854        (1,401)  (E)      10,683
                                                -----------    ---------     ---------         ---------
NET INCOME                                      $    15,362    $   2,503     $  (2,102)        $  15,489
                                                ===========    =========     =========         =========
EARNINGS PER SHARE - BASIC                      $      1.17                                    $    1.18
                                                ===========                                    =========
WEIGHTED AVERAGE SHARES - BASIC                      13,126                                       13,126
                                                ===========                                    =========
EARNINGS PER SHARE - DILUTED                    $      1.16                                    $    1.17
                                                ===========                                    =========
WEIGHTED AVERAGE SHARES - DILUTED                    13,236                                       13,236
                                                ===========                                    =========

          (SEE ACCOMPANYING NOTES TO PROFORMA FINANCIAL INFORMATION)

NOTES TO PRO FORMA FINANCIAL INFORMATION
---------------------------------------------

PRO FORMA STATEMENTS OF OPERATIONS:
---------------------------------------------
(A) REFECTS THE RESULTS OF OPERATIONS OF VICTORY FOR THE YEAR ENDED DECEMBER 31, 1997

(B) TO RECORD THE AMORTIZATION OF GOODWILL RELATED TO THE ACQUISITION AND ADJUST DEPRECIATION

(C) TO RECORD THE INTEREST EXPENSE RELATED TO THE DEBT INCURRED TO FINANCE THE ACQUISITION.

(D) TO RECORD REDUCTION IN SALARY OF MAJORITY SHAREHOLDER OF VICTORY TO $200,000.

(E) TO RECORD TAX EFFECT OF PROFORMA ADJUSTMENTS.

PRO FORMA CONSOLIDATED BALANCE SHEET:
---------------------------------------------
(A) VICTORY'S BALANCE SHEET AS OF DECEMBER 31, 1997

(B) TO ADJUST CERTAIN LIABILITIES TO FAIR VALUE.

(C) TO RECORD DEBT INCURRED TO FINANCE THE $51,000,000 PURCHASE PRICE AND $300,000 IN COST RELATED TO ACQUISITION.

(D) TO ADJUST REVENUE AND SERVICE EQUIPMENT TO FAIR VALUE.

(E) TO RECORD GOODWILL

(F) TO RECORD DEFERRED TAX EFFECT RELATED TO PROFORMA ACQUISITION ADJUSTMENTS.

(G) TO ELIMINATE EQUITY OF VICTORY EXPRESS